Certain portions of the exhibit have been omitted pursuant to Regulation S-K Item 601 because they are both (i) not material to investors and (ii) likely to cause competitive harm to the Company if publicly disclosed, and had been marked with “[***]” to indicate where omissions have been made.

PROJECT AGREEMENT FOR

AUTOMATED MATERIAL HANDLING SOLUTION

ACQUISITION, INSTALLATION AND IMPLEMENTATION

[***]

This Project Agreement for Automated Material Handling Solution Acquisition, Installation and Implementation – [***] (“Project Agreement”), effective as of January 31, 2018 (“PA Effective Date”), is made and entered into by and between Berkshire Grey, Inc., a Delaware Corporation, with offices at 10 Maguire Road, Suite 190, Lexington, Massachusetts 02142 (“Contractor”), and Target Corporation, a Minnesota corporation, with its principal office at 1000 Nicollet Mall, Minneapolis, Minnesota 55403, including its subsidiaries and affiliated entities (“Target”). Contractor and Target, each a “Party” and, collectively, the “Parties”

WHEREAS, Target and Contractor have entered into that certain Master Agreement for Automated Material Handling Solution Acquisition, Installation and Implementation with an Effective Date of January 31, 2018 (the “Master Agreement”), to arrange for Target’s acquisition from Contractor of a Solution for installation at one or more Sites and the integration of the Solution with Target’s systems and other material handling processes and equipment at the applicable Site; and

WHEREAS, Pursuant to the terms and conditions of the Master Agreement, Target desires to acquire from Contractor, and Contractor desires to sell to Target and to furnish, install and integrate, the Solution (as defined in Section 1.2 below) at the Site (as defined in Section 1.1 below).

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the Parties agree as follows:

1.	Definitions. For purposes of this Project Agreement:

1.1.	“Site” means the [***]; and

1.2.	“Solution” means the Solution prescribed in this Project Agreement.

1.3.	“Solution Installation Area” means the area within the Site depicted on Appendix B.

2.	[***] Project Documents. For purposes of this Project Agreement, “Project Documents” means the following:

2.1.	The Master Agreement;

2.2.	This Project Agreement, including:

2.2.1.	Appendix A (Bill of Materials);

2.2.2.	Appendix B (Scope of Work);

2.2.3.	Appendix C (Project Schedule);

2.2.4.	Appendix D (Acceptance Test Plans; Criteria);

2.2.5.	Appendix E (Solution Materials and Data);

2.2.6.	Appendix F (Specs);

2.2.7.	Appendix G (Operations and Maintenance Criteria);

2.2.8.	Appendix H (Solution Warranty);

2.2.9.	Appendix I (Training Requirements);

2.2.10.	Appendix J (Target Furnished Materials); and

2.2.11.	Appendix K (Compensation and Payment Schedule).

2.3.	Executed Orders;

2.4.	Executed Change Orders;

2.5.	Executed Directives; and

2.6.	The Letter of Understanding – [***] FlexTile Solution, dated December 22, 2017 (“LOU”).

3.	Solution and Goods. The Solution, and Goods that compromise the Solution, including spare parts, shall be as identified on Appendix A (“Bill of Materials”). Contractor is responsible for delivering the Goods in good working order and condition to the Site, and the costs of such delivery have been included in the Compensation.

4.	Work; Final Acceptance; Documents.

4.1.	Work. The Work to be performed by Contractor with regard to the Solution and at the Site shall be as set forth on Appendix B (“Scope of Work”). The Project Agreement, the Scope of Work and the Master Agreement set forth the duties, responsibilities and obligations of each Party with respect to the Work.

4.2.	Project Schedule. The Project Schedule for the Work and the completion of the Project is as set forth on Appendix C (“Project Schedule”). The Parties agree that the Project Schedule can be modified by mutual written agreement of the Parties without a formal written amendment to Appendix C. Contractor shall be responsible for updating the Project Schedule to reflect any modifications agreed to by the Parties, and Contractor shall provide to Target an updated Project Schedule promptly after the Parties agree to any modification.

4.3.	Acceptance Tests. The Solution shall be subject to the following tests (each as described and defined on Appendix D; each individually, a “Test”):

4.3.1.	Factory Acceptance Test;

4.3.2.	Site Acceptance Test;

4.3.3.	SET Test;

4.3.4.	Rate Test; and

4.3.5.	Peak Season Stress Test.

Each Test shall be validated and accepted using the Target-prescribed or approved form (“Acceptance Form”). If the results of a Test do not show that the Test objectives have been met pursuant to the defined acceptance criteria (as identified on Appendix D), Contractor shall: (i) submit a timing and action schedule to Target, which shall be agreed upon by Target; and (ii) use its best efforts to rectify all deficiencies identified by such Test, industry standard punch list items excluded (“Solution Deficiencies”), within five calendar days after the Test or in accordance with the schedule, as applicable. Upon Contractor’s rectification of all Solution Deficiencies, the Test will be run again and, upon satisfaction, Target shall sign the Acceptance Form.

4.4.	Materials and Documents. Contractor shall provide to Target the Solution drawings, set-up configurations, materials, documents, specifications (exclusive of the Specs) and data identified in Appendix E and in the Master Agreement (“Solution Materials and Data”) by the date(s) prescribed in Project Schedule. Contractor will provide to Target two copies of all Solution Materials and Data. Contractor will provide all drawings on portable digital storage media in the current release version of AutoCAD file format, and Solution Materials and Data on digital storage media.

4.5.	Specs. The Specs for the Goods shall be as set forth on Appendix F.

4.6.	Storage of Goods. Upon the arrival of Goods at the Site, Contractor shall store the Goods in the Solution Installation Area.

5.	Contractor Obligations.

5.1.	Performance of Work.

5.1.10. No Delay. For purposes of this Project Agreement, any delay or failure of performance by Contractor with respect to the Project arising out of, or resulting from: (i) union activity or labor harmony issues, or (ii) Contractor’s inability to obtain a Required Approval or Permit, that are outside of Contractor’s reasonable ability to control shall constitute an Excusable Delay.

5.2.	Site Security. Notwithstanding Sections 2.4.3.3., 2.8.2.4 and 8.2 of the Master Agreement, Contractor shall not be responsible for providing security with regard to the Solution Installation Area and the ingress and egress paths thereto.

5.3.	Solution Operation and Maintenance.

5.2.1	Operation and Maintenance Period. For a six month period following the date of First Beneficial Use (“Operation and Maintenance Period”), Contractor shall operate and maintain the Solution. The duties and obligations of Contractor in operating and maintaining the Solution during the Operation and Maintenance Period, and the number of Workers that will be provided by Contractor to operate and maintain the Solution, including title and responsibilities, shall be as set forth on Appendix G. For purposes of this Project Agreement, “First Beneficial Use” means the date Target retail goods are first shipped out of the Site to Target stores (“Stores”) using the Solution, which date shall be determined based on the Project Schedule.

5.2.2	Post-Operation and Maintenance Period. Prior to April 1, 2018, and in accordance with Appendix G, the Parties will negotiate one or more technical support agreements pursuant to which Contractor shall perform software and other Solution maintenance and support services for the Site.

5.3	Warranties.

5.3.1	Solution Warranty. Contractor warrants that the Solution will operate as described in Appendix H (“Solution Warranty”). The Solution Warranty contained in Appendix H shall be the sole and exclusive warranties with respect to the Solution.

5.3.2	Warranty Period; FlexTile Warranty Period. The Solution Warranty, and Contractor’s warranties with respect to the Goods and the Work set forth in the Master Agreement, shall apply for a one-year period, commencing on the date of First Full-Scale Live Use (“Warranty Period”). Notwithstanding the foregoing, Contractor warrants that the surface material of the Goods which are FlexTiles shall not wear or degrade under normal use in a manner that hinders the performance of the Solution for a three-year period commencing on the date of First Full-Scale Live Use (“FlexTile Warranty Period”). For purposes of this Project Agreement, “First Full-Scale Live Use” means the date the Solution is first used to handle Target retail goods shipped from the Site to the Stores on a full-scale basis (i.e., to all 15 Stores supported by the Site at such date), which date shall be determined based on the Project Schedule.

5.3.3	Repair and Replacement. During the Warranty Period and FlexTile Warranty Period, as applicable, Contractor will replace or repair defective Work, Goods or other components of the Solution, FOB Site; provided Contractor is given: (i) written notice of a claimed defect; and (ii) access to the Goods or other components of the Solution, as applicable, for purposes of inspection of the claimed defects. Contractor’s warranty obligation also includes installation labor at no charge to Target.

5.3.3.1	Limitation. Contractor’s warranty obligation to repair or replace as set forth in Section 5.3 does not apply to: (i) any Work or Goods damaged by overloading, exposure to corrosive or abrasive substances or abnormal dampness or other abuse, misuse, neglect, or accident, unless caused by Contractor, Subcontractors or by service providers approved by Contractor; (ii) any Work, Goods or other components of the Solution that have been improperly installed, adjusted, operated, maintained, repaired, modified, or altered by persons other than Contractor, Subcontractor or by service providers approved by Contractor; (iii) any losses caused by a Force Majeure Event; (iv) normal wear and tear; (v) Target-Performed Work (or losses caused by the same), (vi) Target-Provided Documents (or losses caused by the same), (vii) Target Furnished Materials (or losses caused by the same), or otherwise related to Target’s (including Non-Contractor Resources) execution of work (or losses caused by the same); or (viii) work performed by Target representatives or Non-Contractor Resources (or losses caused by the same).

5.3.4	Remedies. In case of a breach of a warranty with regard to the Work, Goods or Solution, in addition to the obligations set forth in Sections 13 of the Master Agreement, Contractor will, as its sole obligation or liability to Target: (i) procure for Target the right to continue to use the affected Work, Goods or other components of the Solution; (ii) rework, replace or modify the affected Work, Goods or other components of the Solution so that they conform with the warranty; or (iii) if Contractor is unable to do either of the foregoing on a commercially reasonable basis, refund the Compensation paid by Target for the affected Work, Goods or the Solution.

5.3.5	Application to Master. Notwithstanding anything contained in this Project Agreement or the Master Agreement to the contrary, all limitations and restrictions set forth in this Section 5.3 shall apply to the warranties set forth in the Master Agreement, except for those set forth in Section 10 thereof.

5.4	Training Target Personnel. On or before October 1, 2018, Contractor shall conduct training sessions and distribute training materials to Target personnel as set forth on Appendix I (“Training Requirements”).

5.5	Subcontractors. Except as set forth in Section 2.5.2.1 of the Master Agreement, and provided Contractor otherwise meets the requirements set forth in Section 2.5 of Master Agreement, Contractor shall, in its sole discretion, decide which Subcontractors (Union or otherwise) to engage for the Project. Further, if a Union Subcontractor is selected and is unable to work required time (including overtime) necessary to meet the Project Schedule, Contractor reserves the right to hire additional (or otherwise replace) Subcontractors (Union or otherwise) in accordance with Section 2.5 of the Master Agreement.

6.	Target’s Obligations.

6.1.	Solution Installation Area Preparation. Target will clear the Solution Installation Area, remove all obstructions, and make all mutually agreed building alterations in a manner satisfactory to Contractor before installation of the Solution starts. Target will furnish, without charge, internet (including wireless connectivity), adequate power, compressed air, water, light, heat, and restroom facilities. Target will shall also provide dock space for one trailer.

6.2.	Target Furnished Materials. Target Furnished Materials are identified in Appendix J.

6.3.	Solution Testing Support. Target will furnish required products, data, facilities, manpower and equipment to support testing of the Solution, including validation, during the Project.

6.4.	Cooperation and Approvals. All work to be performed by Target, including approval or authorizing the Work, shall be completed by Target in a timely manner and in accordance with Appendix B and the Project Schedule. Contractor shall timely provide Target with Project status reports (“Status Reports”) throughout the course of the Project which shall define any work to be completed by Target that may impact the overall Project Schedule. Target shall make all reasonable efforts required to fulfill Target’s obligations so as to not negatively impact the Project Schedule or Contractor progress. In the event Target does not agree with any information contained in a Status Report, Target shall, within five business days after receipt of the Status Report, notify Contractor of the same in writing. Where Target and Contractor disagree on information contained in a Status Report, both Parties shall take all reasonable and customary steps to resolve the issue.

6.5.	Change Orders and Directives. The Parties agree that all changes in the Work to be performed pursuant to this Project Agreement shall be made pursuant to the Change Order and Directive process set forth in Section 1.2.1 of the Master Agreement. No delays in the Project Schedule may be caused by either Party for unreasonably withholding the timely approval of a Change Order. Target acknowledges that additional charges may be made by Contractor to cover any unforeseen or unusual cost elements resulting from a Directive or Change Order requested by Target that have not been contemplated by Contractor or Target, including but not limited to overtime work authorized by Target or necessitated by the Project Schedule, or any other special requirements or circumstance.

7.	Compensation.

7.1.	Amount. As Compensation for the Work, Goods and the other components of the Solution, Target shall pay Contractor an amount [***]. The Goods and Work and other services for which the Compensation is due and payable shall be as set forth on Appendix K. The Parties agree and acknowledge that, pursuant to the LOU, Target paid to Contractor an amount [***] (“Pre-Spend”) to commence the Work, including Contractor’s arrangement of the production of the Goods, leaving an amount of residual Compensation to be paid by Target to Contractor after the PA Effective Date [***] (as may be adjusted in accordance with executed Change Orders and Directives) (such amount, the “Remaining Compensation”).

7.2.	Remaining Payment Schedule. The Remaining Compensation shall be paid in accordance with the payment schedule set forth on Appendix K.

8.	Invoices and Payment.

8.1.	Invoices.

8.1.10.    Timing. Contractor shall submit Invoices for payment in accordance with the Project Schedule milestones (“Milestones”), as the same is set forth in Appendix C. Contractor may submit an Invoices for a Milestone only after Contractor’s attainment of the Milestone in accordance with Appendix C (“Milestone Attainment”), which shall be determined by the Parties in good faith.

8.2.	Payment.

8.2.10.	Timing. Remaining Compensation shall be paid in accordance with the amounts set forth with respect to the Milestones.

8.2.11.	No Obligation to Pay. Target has no obligation to pay an Invoice for a Milestone until there has occurred Milestone Attainment.

9.	Contractor Liability.

9.1.	Target Resources. In the event Contractor fails to maintain the Project Schedule for any reason other than an Excusable Delay, Contractor shall reimburse Target for an amount equal to the reasonable and unavoidable costs incurred by Target either directly or through Non-Contractor Resources with regard to Target duties, obligations or rights with respect to:

9.1.10.	the Work, including, without limitation, inspection, Tests and otherwise supporting the Project Schedule and the attainment of Milestones (“Project Schedule Support Resources”); provided, Contractor’s obligation to reimburse Target for Project Schedule Support Resources is subject to: (i) [***] (ii) [***]

9.1.11.	supporting the fulfillment of orders to Stores manually in the event of a failure to attain the prescribed Milestone Date for the First Full-Scale Live Use until such period as First Full-Scale Live Use is attained.

10.	Title. Except as otherwise set forth in the IP Rights Agreement, free and clear title to the Solution and all Goods and to the Solution Materials and Data shall pass to Target upon Contractor’s receipt of the Remaining Compensation.

11.	Term and Termination.

11.1.	Term. The term of this Project Agreement commences on the PA Effective Date and continues until the date six months after First Beneficial Use.

11.2.	Termination. This Project Agreement may be terminated as provided in Section 6 of the Master Agreement.

12.	General.

12.1.	Entire Agreement. The Project Documents, including any associated exhibits, appendices or other documents specifically referenced in and made a part of a Project Document, the NDA (inclusive of the ISA) and the IP Rights Agreement, constitute the Parties’ entire agreement with regard to the subject matter thereof. All prior and contemporaneous negotiations and documents, whether oral or written, between the Parties with regard to the subject matter of the Project Documents are expressly superseded by the Project Documents.

12.2.	Capitalized Terms. The capitalized terms used herein that are not defined in this Project Agreement have the meaning given them in the Master Agreement.

12.3.	Incomplete Appendices. With respect to Appendices that are incomplete as of the PA Effective Date, the Parties shall work in good faith and on a best efforts basis to complete such Appendices; provided, a delay in failing to agree to the criteria for a Test in Appendix D by the date set forth in the Project Schedule for such Test shall constitute an Excusable Delay.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Contractor and Target have executed this Project Agreement as of the PA Effective Date.

TARGET CORPORATION	BERKSHIRE GREY, INC.

/s/ Marv Cunningham	/s/ Tom Wagner
Marv Cunningham VP, Supply Chain Engineering	Tom Wagner President & CEO

Appendix A

Bill of Materials

System Component	Part Number	Quantity
AutoPick	100300	[***]
Manual Pick		[***]
Picking	100149	[***]
QA, Problem Solving and Consolidation	100154	[***]
FlexFeed – Adjacent to Bulk Storage		[***]
IVC and VCP Induction	100171	[***]
IVC Discharge	100195	[***]
Spare	100628	[***]
FlexFeed – Adjacent to Trailer Docks		[***]
Cart Building Discharge	100164	[***]
Empty OBC Induction	100633	[***]
Spare	100628	[***]
FlexFeed – QA, Problem Solving and Consolidation	100614	[***]
FlexBot	100175	[***]
FlexBot Changing Stations	100186	[***]
FlexTile Storage Locations	100606	[***]
FlexTiles, 2x4 Tile Panel	100159	[***]
Hardware
TBD
Other Equipment
TBD

TARGET CORPORATION	BERKSHIRE GREY, INC.

Marv Cunningham	Tom Wagner President & CEO
VP, Supply Chain Engineering

Appendix B

Scope of Work

1	Intentionally Left Blank

2	Introduction

[***]

Grey’s

[***]. Grey’s [***] Grey’s [***] Grey’s [***].

“random access”

[***]

 A world-class team. Berkshire Grey’s technology traces its technical lineage through many lifetimes of work on perception, planning, sensor fusion, generalized artificial intelligence, learning, and related disciplines.

Founded by the former CTO of iRobot, Tom Wagner, Berkshire Grey is venture-backed with a world-class technical team that includes expertise from Amazon Robotics, Kiva Systems, ReThink Robotics, iRobot, Honeywell, BAE Systems, HandHeld Products, MarkForged, Cognex, IBM, Microsoft, Oracle and leading academic institutions and labs such as Carnegie Mellon University, MIT, and the University of Pennsylvania. With development teams located in Boston and Pittsburgh, we have placed ourselves in two major automation hubs in the US and in proximity to leading educational institutions. We have produced robot products that meet rigid industrial and military specifications and have obtained FDA approval for robotic systems. We know how to create real-world products that incorporate leading-edge technology and operate in challenging environments. 90% of our technical team have advanced degrees in robotics, artificial intelligence, or other forms of engineering. Our background includes over 25 commercial products and product revenue in the billions – revenue generated by producing value for our customers.

Berkshire Grey brings unique abilities in artificial intelligence and robotics to automate

Target’s vision of each- based replenishment. The Berkshire Grey solution easily scales and this will drive as much value as possible around reduced labor costs, higher productivity, reduced inventory costs, enhanced operational agility and higher customer satisfaction. The value of the Berkshire Grey solution will only increase the longer it is in operation due to continuous performance improvements driven by our GreyMatter artificial intelligence.

[***]

3.3	Human Interactions

This section describes all major interactions between Target team members and the FlexTile system. [***]

4	Peak [***] System Proposal

This section proposes an installation of a Berkshire Grey (BG) FlexTile solution that automates the outbound portion of the [***] during its peak volume in

[***]

System Component	Quantity
AutoPick	[***]
ManualPick	[***]
Picking	[***]
QA, Problem Solving, and Consolidation	[***]
FlexFeed – Adjacent to Bulk Storage	[***]
IVC and VCP Induction	[***]
IVC Discharge	[***]
Spare	[***]
FlexFeed – Adjacent to Trailer Docks	[***]
Cart Building Discharge	[***]
Empty OBC Induction	[***]
Spare	[***]
FlexFeed – QA, Problem Solving, and Consolidation	[***]
FlexBot	[***]
FlexBot Charging Stations	[***]
FlexTile storage locations	[***]
FlexTiles	[***]

[***]

While the above component quantities should be sufficient to handle the projected peak [***] volume, it is possible to augment the system with additional [***] or [***] without changing the high-level system footprint. [***]

Berkshire Grey stands by our calculations and system performance and will add [***] stations (at Berkshire Grey expense) as needed to ensure the FlexTile system meets Target’s throughput requirements [***]. However, if Target changes throughput specifications or any other design parameters that cause a need for larger FlexTile system, then Berkshire Grey will work with Target on a change order.

[***]

4.6.2	Maintenance Cage and Work Area

Berkshire Grey requests a work area and maintenance cage inside the facility. The maintenance cage serves as a storage area for Berkshire Grey’s tools, spare parts, and maintenance carts.

The work area includes Berkshire Grey-provided workstations to serve as Berkshire Grey’s on- premises headquarters for commissioning and operational support. Both areas combined require a total of 800 square feet of floor space (approximately 20’ x 40’), 120 V AC power, and access to the facility network.

In [***], this area should be located adjacent to the system. Berkshire Grey suggests placing this area in the [***] expansion area to avoid interfering with [***] operations. Proximity to the [***] system is important because Berkshire Grey is responsible for commissioning and maintenance during peak [***] operation.

In [***], the Berkshire Grey maintenance cage and work area could be relocated to make room for the expanded system. The work area could potentially be moved inside on-premises office space or relocated to the periphery of the facility. The maintenance cage could be merged with Target’s facility maintenance cage or relocated similarly. [***].

4.6.3	Cameras

As a mechanism to monitor the operation of the FlexTiles system, Berkshire Grey will utilize high-resolution panoramic cameras at regular intervals on the ceiling [***] above the system. Berkshire Grey will utilize a camera on each [***] station for monitoring.

The figure below denotes the candidate locations of ceiling-mounted cameras as orange circles:

[***]

Target will provide panoramic cameras for [***] monitoring, similar to the [***]. Target is responsible for providing power/data feeds, installation and maintenance of all ceiling and station mounted cameras.

Target will provide Berkshire Grey with access to these camera video feeds. Berkshire Grey will comply with Target’s data retention policies. Berkshire Grey can accept masked video feed to obscure the identity of Team Members in ManualPick and FlexFeed stations.

[***]

Berkshire Grey will have endpoint security controls (e.g. Anti-Virus software) deployed on all OS. Security vulnerabilities will be remediated according to Target’s finding management schedule (30 days for Critical, 90 days for High, 180 days for Medium, and 360 days for Low findings), or commensurate to risk.

4.8	Computing Architecture

[***]

The above configuration may change during firm engineering. If Target requests additional capacity or requires a different configuration, the system price will increase through a change order process.

4.8.2	Access Control

Berkshire Grey software and hardware components will incorporate access control (i.e. authentication and authorization) for all types of web/network communications. However, this only applies to devices on the Target network [***].

4.8.3	Power Disruption Mitigation

All computer hardware is backed by Target facility wide UPS. Berkshire Grey expects that UPS power does not experience a significant time delay in event of power outage, e.g. during the switch to a backup generator. If back-up generator is incapable of powering the entire [***] solution, Berkshire Grey request to be provided with a signal that indicates outage, Berkshire Grey will then initiate a controlled shut-down sequence.

Berkshire Grey will work with Target to define full system power requirements and a specification for the transition from UPS to back-up generators.

4.8.4	Disaster Recovery

[***]. The location of containers within the [***] solution is stored in the operational database utilizing industry best practices (e.g. mirroring and replication) to avoid data loss in the event of a disaster.

4.8.5	Software Development Practices

Berkshire Grey abides by industry standard software development practices. Berkshire Grey will socialize our standards and polices regarding rollback, release notes, code management., patching, fault recovery, etc. with Target. Berkshire Grey will work with Target to comply with Target standards.

[***]

4.11	Metrics and Reporting API

The [***] system collects and stored internal diagnostic data from each component. This information can be made available through an Ethernet TCP or UDP sockets-based metrics and reporting API that facilitates the query of data related to the ongoing performance of the system.

The API can either provide an event stream of logged notifications from system components which can feed a data aggregation platform [***] or internally collate this stream to a self- or externally-hosted database.

In a self-hosted database solution, Berkshire Grey will also provide database servers for installation into Target- provided rack space in an equipment room at the facility. During installation and commissioning, Target will provide Berkshire Grey personnel physical access to these servers for the purposes of setup and provisioning.

In an externally-hosted database solution, Target will provide a hosted database service selected in collaboration with Berkshire Grey. Target will be responsible for the availability of this service to both the FlexTiles system and clients of the metrics and reporting API.

Berkshire Grey will work with Target teams to select an event stream or database hosting solution that meets their needs.

[***]

[***] Reporting Rates
Transfer Events	[***]
Audit Imagery	[***]
[***] Reporting Rates
Motion Traversal Events	[***]
Inbound/Outbound Feed Events	[***]

If all streams are being aggregated, this yields a cumulative system data generation rate of approximately [***]. For a nominal [***], this would require a disk storage volume of [***], while a [***].

4.12	Human-Machine Interfaces

Berkshire Grey will provide the human-machine interfaces and scanners necessary to interact with [***] stations. Target is responsible for providing HMIs and scanners for other operations in the Flow Center, including [***] and [***] used for loading the containers produced by the [***] system onto trailers.

As a reference, here are example part numbers that Berkshire Grey would consider for these tasks:

[***]

This information is only intended to provide Target with context for the classes of HMI devices that will be incorporated into the system. Exact component selection may change.

4.13	Startup, Shutdown, and Operation Procedures

The [***] system is designed to quickly startup and begin operation with minimal operator intervention. The system is designed to be modular, such that the overall system can continue to function even if a station or section of the [***] is disabled (e.g. for maintenance).

This system describes the high-level procedures required to operate the system. The procedures described in this section are for illustrative purposes only. Berkshire Grey will work with Target to develop a set of procedures that both meet the system’s operational needs and comply with both organizations’ safety standards.

[***]

4.13.8	Fire Event

In the event of a fire emergency, the system will trigger a system-wide emergency stop when it receives a signal from the facility. In fire emergencies that do not involve water flow, the system may briefly attempt to clear lanes in the system by moving [***] before reverting to a global emergency stop enforced by a fixed timeout [***]. The system will remain in this state until the fire condition is removed, at which point the system can be resumed as per the above emergency-stop recovery procedure.

4.13.9	[***] Operational Maintenance

Maintenance [***] is possible without overall system operation using [***]

4.13.10	Station Operational Maintenance

Maintenance of stations [***] is also possible without halting overall system operation using [***] mode. Trained maintenance personnel can transfer a station into maintenance mode using the following procedure.

[***]

4.14	Safety

At Berkshire Grey, we take the safety of our personnel and our customers very seriously. We draw upon decades of experience in the industrial, aerospace, defense, and automotive industries to bring a tried and true safety methodology and mindset to everything we make and do here at Berkshire Grey. This begins with the way we approach design and continues through formal assessment and verification activities. We also believe that the safest systems are the result of open and cooperative discussion among all stakeholders on a project.

This system shall be designed and verified to comply with applicable OSHA, RIA, ANSI, NFPA, IEC, ISO safety standards that have been released and published, including:

-	OSHA (29 CFR 1910)

-	ANSI/RIA 15.06

-	ANSI B11.19

-	ANSI B11.20

-	ANSI/ASSE Z244.1

-	ANSI/ASME B20.1

-	NFPA 70

-	NFPA 70E

-	[***]

Berkshire Grey shall perform [***] Analysis using the approved ANSI/RIA methodology in order to inform the design of the safety systems. The results of this analysis will be provided to a third party designated by Target so that said third party may perform a formal Risk Assessment with Berkshire Grey and Target personnel present. In order to ensure a truly objective [***] Assessment [***] we recommend Target select the providers, schedule and pay for the assessments.

Using internal resources, Berkshire Grey will perform all other mandated safety analyses, including Job Safety and Safety Hazard. Results of these analyses will be shared with Target. In addition, Berkshire Grey will ensure that all personnel are trained in and compliant with Target approved policies regarding PPE, lockout/tagout, and general site safety.

4.14.1	Emergency Stops

Berkshire Grey shall design, implement, and install all safety components to the system, including all e-stops as mandated by the safety specifications listed in this proposal. Correct operation of these systems will be verified as part of the system testing.

4.14.2	Noise Exposure

The system will be designed to limit noise at operator workstations to [***] or less. Berkshire Grey will verify these measurements as part of a system test before going live.

For maintenance workers who are not assigned to a specific work station, Berkshire Grey will perform personal noise sampling once the system is operational. In the unexpected event that maintenance activities expose workers to higher sound levels than [***] Berkshire Grey will introduce mitigating equipment (e.g. sound baffles, noise reduction enclosure).

4.15	Warranty

During the Warranty Period or FlexTile Warranty Period [***] as applicable, Berkshire Grey will log any repairs or part replacements, but any such repairs or replacement will not extend or restart the Warranty Period or FlexTile Warranty Period, as applicable. After the Warranty Period or the FlexTile Warranty Period, as applicable, any repairs or replacements performed by Berkshire Grey or Berkshire Grey’s representatives shall be warranted for a period of twelve (12) months, so long as the system being repaired is in compliance with recommended preventative maintenance schedules.

4.16	Maintenance & Support Services

Berkshire Grey will operate and maintain the FlexTile system at [***] for Target for the first six (6) months of operation. During that time, Berkshire Grey will log and track all maintenance issues and corrective actions using [***] Berkshire Grey shall meet with designated Target personnel quarterly to review system maintenance status and prepare long term maintenance and support options for Target after the first six (6) months of operation is complete.

4.16.1	Warranty Services - Hardware

If any supported Hardware becomes inoperable under normal use and in compliance with the preventative maintenance, Berkshire Grey will either repair the supported Hardware or replace it during the Warranty Period.

4.16.2	Preventative Maintenance Service

Berkshire Grey will offer preventative maintenance services for the [***] of operation per the recommended preventative maintenance schedule:

[***]

▪	Visual inspection -- look for wear on arms, [***] and any moving parts

▪	Cleaning

▪	Remove any foreign objects or inventory from under and [***]

▪	Visual inspection -- look for wear on arms, [***] and any moving parts

▪	Cleaning

▪	Remove any foreign objects or inventory from under and around machinery

▪	Check FlexBots for any signs of wear and ensure that wheels [***]

▪	Visual inspection -- look for wear on arms, [***] any moving parts

▪	Cleaning

▪	Remove any foreign objects or inventory from under and around machinery

▪	Check FlexBots for any signs of wear and ensure that wheels [***] are actuating easily

▪	Check wear on [***] cup and replace if necessary

▪	Check calibration and [***]

▪	Visual inspection -- look for wear on arms, grippers, hoses, and any moving parts

▪	Cleaning

▪	Remove any foreign objects or inventory from under and around machinery

▪	Check wear on [***] cup and replace if necessary

▪	Check hose assembly; replace if worn or cracked

▪	Check gripper assembly; replace if worn, bent, or damaged

▪	Check [***]; replace if damaged or worn

▪	Clean and check primary perception

▪	Recalibrate robot arm / primary perception if required

▪	Check FlexBots for any signs of wear and ensure that wheels and pivots are actuating easily

▪	Test FlexBot batteries; replace if required

4.16.3	Non-Warranty Services

If any supported Hardware becomes inoperable as a result of non-compliant use or mis- treatment by Target personnel, Berkshire Grey will either repair the supported Hardware or replace it at Target’s expense. Target will pay for parts at catalog price and will pay for labor per the current Berkshire Grey rate sheet.

4.16.4	Service Priority Table

Berkshire Grey will respond to identified issues within the response time frame indicated below and work diligently to provide a remedy to requests for assistance. Target will grant Berkshire Grey and Berkshire Grey contractors necessary access to the Supported Software and/or Supported Hardware in order to provide maintenance and resolve any problems. Access to the Software will include both physical and remote network access to all systems running the supported software.

Priority	Estimated Response Time	Berkshire Grey Action	Goal Resolution Time ¥
1 Critical	[***]	Work continuously	[***]
2 High	[***]	Work continuously	[***]
3 Moderate	[***]	Work as necessary during Business Hours	[***]
4 Low	[***]	Work opportunistically	[***]

¥ This is not a guaranteed resolution time, but a business standard that Berkshire Grey strives toward.

Priority Definitions

●	Priority 1 “Critical”: An incident that causes either (i) complete work stoppage for a Critical Service, which could or is causing major productivity, or financial impact.

●	Priority 2 “High”: An incident that creates restricted workflow for a Critical Service or complete work stoppage for a Non-Critical Service, which could cause or is causing significant productivity and/or financial impact.

●	Priority 3 “Moderate”: An incident that creates restricted workflow for a Non-Critical Service, causing minor localized productivity or financial impact.

●	Priority 4 “Low”: An incident that has a minimal operational impact.

Berkshire Grey and Target will work together to schedule planned downtime, maintenance periods and other system outages consistent with Target’s business needs and the scope of such required maintenance or other planned activities that require downtime.

4.16.5	Remote Connectivity

Berkshire Grey will require remote access to the [***] system while supporting commissioning and maintenance of the system. [***] system must be provided to key Berkshire Grey project personnel. This access may be facilitated via existing remote access protocols [***], provided [***].

4.16.6	Ceiling Maintenance Access

Berkshire Grey can facilitate ceiling access via a powered industrial truck (PIT), provided by Target, to any point above the FlexTile system during the four hours of system downtime each night.

To clear a path of entry for PIT equipment, [***] can be removed and moved aside using a Target provided forklift equipped with a BG-provided fork extender. First, all [***] in the required access patch must be unlatched, except for those that are to be lifted as a pair. The forklift then removes pairs of [***] and sets them aside outside the [***] system.

After the path is clear, any necessary PIT equipment can enter to access the ceiling. After ceiling access is no longer needed, the forklift lifts and replaces each pair of [***]. Then, the [***] are latched back in place.

The maximum amount of time this procedure – including both removing and replacing [***]

– will take [***]. This is based on the worst-case assumption of accessing the ceiling above the center of the [***]

This ceiling access strategy will be revisited in [***].

4.16.7	FlexBot Maintenance

Routine FlexBot and system maintenance [***] occurs during nightly downtime. If a FlexBot becomes inoperable on the field or a fault occurs, [***]

Later, a trained member of the maintenance team may issue a maintenance-stop (using the procedure described above) and enter the system to retrieve the FlexBot. [***] Beyond this, Berkshire Grey will conduct ergonomic reviews and risk assessment of lifting operations toensure limited risk of injury to maintenance personnel from this operation.

4.16.8	Dust-Removal Maintenance

During the operation of the system, particulate matter is naturally generated by the corrugated products being processed. While all components of the system are rated against dust exposure, over time the accumulation of dust on system components will degrade performance.

Berkshire Grey recommends a periodic dust removal schedule organized by the maintenance zones of the [***]. Near the end of daily system operation, a zone can be selected for general dust removal and spot cleaning. This zone can be purged and put into maintenance mode prior to the end of the day, and maintenance personnel can enter the zone with portable vacuums [***] to remove dust from the shelves and tiles. This rotation will ensure that all modules are cleaned of particulate dust approximately once per month.

4.16.9	Recommended Spares

Berkshire Grey will, at its own expense, maintain a pool of spare parts on site to facilitate rapid preventative maintenance and repair operations during the [***] time period that Berkshire Grey is operating and maintaining the system. Any parts pulled from this pool for Warranty repairs will be replaced by Berkshire Grey at its own expense. Any parts pulled from this pool for non-Warranty repairs will be replaced at Target’s expense.

At the end of the [***] of operation, Target may choose to purchase the following parts that will be held in inventory at [***] site. These items will be utilized for system repair and preventive maintenance operations. The purpose of the purchase will be to eliminate supplier lead-times and have the parts readily available if needed. Recommended spares pricing is included below.

Recommended Part Description	Suggested Qty On-Hand	Projected Maintenance Labor (hours)
Gripper Tool Tip Assembly	[***]	[***]
Gripper Hose Assembly	[***]	[***]
Valve Assembly	[***]	[***]
Gripper Assembly	[***]	[***]
Blower	[***]	[***]
AutoPick IVC Perception Module	[***]	[***]
AutoPick OBC Perception Module	[***]	[***]
AutoPick Robotic Arm (with controller)	[***]	[***]
FlexBot Drive / Pivot Assembly	[***]	[***]
FlexBot Wheel Assembly	[***]	[***]
FlexBot Container Carry Assembly	[***]	[***]
FlexBot Chassis Assembly	[***]	[***]
FlexBot Electrical Assembly	[***]	[***]
FlexBot Battery	[***]	[***]
FlexTile Track	[***]	[***]
FlexTile Shelf	[***]	[***]
FlexFeed Drive Assembly	[***]	[***]
AutoPick Compute Appliance	[***]	[***]
ManualPick Compute Appliance	[***]	[***]
FlexField Orchestration Compute Bundle	[***]	[***]

5	Site Prep Overview

5.1	Installation / Infrastructure Requirements

The [***] system is designed to require minimal modifications to facility infrastructure. Berkshire Grey requests the following accommodations be made for swift and accurate installation and maintenance of the [***] system.

5.1.1	Delivery Requirements

Target will provide access to one or more dock bays at the facility reserved for Berkshire Grey use when receiving Berkshire Grey equipment. These docks must accommodate standard height 53’ semi-trailers and be equipped with dock plates. During equipment delivery, Target facility personnel will allow and directing deliveries to the appropriate dock. Target will either provide equipment and personnel to unload and stage palletized shipments to the system installation area, or provide Berkshire Grey with access to bring in equipment and personnel to do the same.

During equipment delivery, Target will provide an un-occluded pathway at least 15’ wide connecting one or more dock doors to the location of the system installation. Target will limit traffic along this pathway during the delivery window to facilitate the movement of Berkshire Grey equipment.

5.1.2	Wiring Requirements

Electrical power and Ethernet data wiring is required for each major component of the [***] system. Electrical circuits for the Berkshire Grey system must be isolated from other facility equipment. For maintenance purposes, these circuits should be terminated at panels to which Berkshire Grey maintenance personnel are provided access. Note that this access may be more convenient if FlexTile equipment is terminated to a separate panel than other facility equipment.

All data drops must be routed to a network equipment cabinet provided by Target with redundant access to a facility network capable of sustaining the specified bandwidth requirements between any [***]

Given the spans required for this interconnect, it may be necessary to employ Ethernet-to- Fiber media converters or intermediate switches at key connection points. [***]

Berkshire Grey and Target will collaborate to define a suitable addressing scheme that allows Berkshire Grey components to interoperate within this network segment.

[***]

5.1.2.1	System Component Requirements

The components of the [***] system are designed to operate flexibly over a wide range of input power and networking schemes. The following power and data requirements describe configurations tailored by Berkshire Grey’s current understanding of the infrastructure at the Target facility.

5.1.2.1.1	[***] requirements

Power Requirement	[***]
Supply Circuits	[***]
Data Requirement	[***]

5.1.2.1.2	[***] requirements

Note that the requirements for a [***] installation are a strict subset of those for an [***] installation. For system flexibility, Berkshire Grey recommends that the [***] requirements be employed for [***] stations, to facilitate later reconfiguration or replacement.

Power Requirement	[***]
Supply Circuits	[***]
Data Requirement	[***]

5.1.2.1.3	[***] requirements

[***] are typically arranged in pairs to consolidate loading and unloading functions. The following requirements define a connection point that can service up to [***]

Power Requirement	[***]
Supply Circuits	[***]
Data Requirement	[***]

5.1.2.1.4	[***] requirements

[***] stations are arrayed in banks to consolidate their power and network requirements. The following requirements define a general-purpose drop that can service up to [***]

Power Requirement	[***]
Supply Circuits	[***]
Data Requirement	[***]

5.1.2.2	Consolidated Drop Requirements

Combinations of the above components can be consolidated into station-centric drops within which Berkshire Grey will handle distribution to individual components. Each of these drops contains power and network sufficient to service:

●	[***] AutoPick or [***] ManualPick station

●	[***] FlexFeeds

●	[***] FlexBot Chargers

[***]

Supply Circuits	[***]	[***]
Data Requirement	[***]	[***]

5.1.2.3	Recommended Physical Layout for Power And Network Drops

The following is a candidate drop diagram using consolidated drops to allow for flexible configuration and expansion of the FlexTile system.

[***]

In this diagram, (A), (B), and (C) denote the locations of consolidated drops for installed and potential future [***] stations. (D) and (E) denote the locations of potential drops that Target may use to support ceiling-mounted monitoring cameras.

5.2	Responsibility Matrix

5.2.1	System Assembly (Pre-Installation)

Berkshire Grey		Target
●	[***] system equipment sourcing, including e-stops.	●	Participation in regular project status calls.
●	System assembly.	●	WMS integration support and documentation.
●	System functional validation at Berkshire Grey designated site.	●	System risk assessment sourcing and execution.
●	Review of site preparation with Target personnel.	●	System FMEA sourcing and execution.
		●	Site preparation including installation of all power, network drops and ceiling mounted cameras as specified in this proposal.
		●	Construction permitting and accountability.

5.2.2	System Assembly

Berkshire Grey		Target
●	Transport of system to site	●	Provide facility access to Berkshire Grey employees & contractors.
●	Permitting and installation of power connections from drops to Berkshire Grey equipment.	●	Installing and wiring of station mounted cameras.
●	Coordination with Target site, corporate, & safety personnel for pre-go-live review.	●	Large forklift operations for some equipment unloading and location / relocation on the floor.
●	System operational validation – No Target operators.	●	Participation in development of training materials.
●	Training for Target personnel.	●	Post-Install system review.
		●	Participation in training.

5.2.3	System Operation

Berkshire Grey		Target
●	Berkshire Grey personnel on-site when the system is operating.	●	Provide facility access to Berkshire Grey employees & contractors.
●	Daily, weekly, monthly, and quarterly maintenance in keeping with the proposed maintenance schedule.	●	Induct [***] totes into system.
●	Get system into operational mode at the beginning of the work day.	●	Operate [***] stations.
●	Shut down system fully at the end of the work day.	●	Remove [***] from system.
●	Monitor all operation and e-stop the system if there is a problem or hazard.	●	Induct [***] back into system.
●	Work with Target personnel to review user & system interface ergonomics.	●	E-stop the system if a problem or hazard is observed.
●	Work to transition maintenance activity from Berkshire Grey to Target during initial [***] month window.	●	Work with Berkshire Grey personnel to review user & interface ergonomics.
		●	Work to transition maintenance activity from Berkshire Grey to Target during [***] window.

Appendix C

Project Schedule

Design Workshop		Feb.15, 2018
Artifact	Delivery Date	Required Review Date

1. Draft Concept of Operations

2. Task-Based Hazard Analysis and Mitigation Plan

3. Draft Maintenance Plan v1

4. Draft Floor Layout, including final power/network drop locations

5. [***] Concept Drawing

6. [***] Concept Drawing

7. [***] Concept Drawing

8. [***] Concept Drawing

9. Draft design parameters, including human productivity assumptions

10. WMS Integration API Design Document

	[***]	[***]
FlexFeed Functional Review		[***]
ManualPick Functional Review		[***]
Design Review		[***]
Artifact	Delivery Date	Required Review Date

1. Draft Concept of Operations v2

2. System Test and Integration Plans (to include)

o Factory Acceptance Testing

o Interface Integration – Testing with Ole

o System Integration End to End – Testing with Ole

o Site Acceptance Testing

o Operational User Acceptance Testing

o Pre Go Live Acceptance Testing

o Business Readiness Testing

3. Draft Maintenance Plan v2

4. Final Floor Layout

5. Container & SKU Compatibility Assessment

6. [***] Detailed Design

7. [***] Detailed Design

8. [***] Detailed Design

9. [***] Detailed Design

10. Final design parameters, including human productivity assumptions

11. WMS Integration API

12. Metric Reporting API

	[***]	[***]
[***] Factory Acceptance Test		[***]
[***] Factory Acceptance Test		[***]
[***] Factory Acceptance Test		[***]
[***] Factory Acceptance Test		[***]
Begin HW Installation		[***]

Site Acceptance Test		[***]
Pre-Operational Review for Small Scale 1st Ship		[***]
Artifact	Delivery Date	Required Review Date
1. System Test and Integration Report 2. Released Concept of Operations v1 3. InfoSec Policies and Procedures 4. Safety and Operator Training 5. Draft Maintenance Plan v3 6. Volume Ramp Plan	[***]	[***]
Small Scale Live 1st Ship to Stores (First Beneficial Use)		[***]
Full Scale Equipment Shipment Complete		[***]
Pre-Operational Review for Full Scale 1st Ship		[***]
Artifact	Delivery Date	Required Review Date

1. Final Description of Operations

2. Updated Safety and Operator Training

3. Updated Maintenance Plan

4. Initial System Performance Report

5. Enact Formal Change Management Process

6. Enact Asset Maintenance Tracking

	[***]	[***]
Full Scale Live 1st Ship to 15 Stores (First Full-Scale Live Use)		[***]
System Acceptance Test		[***]

Appendix D

Acceptance Test Plans; Criteria

Factory Acceptance Test Site Acceptance Test SET Test

Rate Test

Peak Season Stress Test

TARGET CORPORATION	BERKSHIRE GREY, INC.

Marv Cunningham	Tom Wagner President & CEO
VP, Supply Chain Engineering

Appendix E

Solution Materials and Data

To be attached

TARGET CORPORATION	BERKSHIRE GREY, INC.

Marv Cunningham	Tom Wagner President & CEO
VP, Supply Chain Engineering

Appendix F

Specs

To be attached

TARGET CORPORATION	BERKSHIRE GREY, INC.

Marv Cunningham	Tom Wagner President & CEO
VP, Supply Chain Engineering

Appendix G

Operation and Maintenance Criteria

See Sections 3 and 4 of Appendix B

Appendix H

Solution Warranty

Throughput Specification

Throughput Specification
Avg Units per Outbound Container (OBC)	[***]	[***]	[***]	[***]
Total Flow	[***]	[***]	[***]	[***]
Picking Flow	[***]	[***]	[***]	[***]
Passthrough Flow *	[***]	[***]	[***]	[***]
Bulk Storage Induction *§	[***]	[***]	[***]	[***]
Bulk Storage Discharge §	[***]	[***]	[***]	[***]
Trailer Dock Induction †	[***]	[***]	[***]	[***]
Trailer Dock Discharge *†§	[***]	[***]	[***]	[***]
OutboundCycleTime₴	[***]	[***]	[***]	[***]

The Parties agree and acknowledge that they will work in good faith and on a best efforts basis to reach agreement on the period (i.e., week, month) over which Solution compliance with the foregoing throughput specifications will be measured for purposes of triggering the warranty set forth in the Project Agreement.

These throughput requirements were generated from Target’s specification of [***] under the assumption that [***] of unit volume passes through the picking flow and the remaining 60% of volume passes through the pass-through flow. The Solution was sized based on the following assumptions:

* Based on an assumption of [***] units[***]

† Based on an assumption of [***] units[***]

§ Assuming no reuse of [***] between consecutive waves. The Solution can reuse inventory containers [***] between waves, which can reduce the required [***] induction and discharge throughput, if the Target WMS provides the system with advance knowledge of [***] orders.

₴ “Outbound cycle time” refers to the amount of time between the first inventory for a wave being inducted into the system and all [***] containers contained in that wave being discharged from the system. This primarily depends on the inventory induction time (the amount of time between the first and last inventory containers for a wave being inducted) and the number of concurrent waves. Neither of these parameters significantly change as a function of the [***] is an estimate based on current estimates of: (a) inventory induction time, and (b) the number of waves being concurrently processed by the system. The actual cycle time may be faster than [***] Contractor strives to minimize [***] time and will work with Target to modify these parameters accordingly.

Container Compatibility

General Container Compatibility Criteria*
Minimum Weight	[***]
Maximum Weight	[***]
Minimum Dimensions (O.D.)	[***]
Maximum Dimensions (O.D.)	[***]

*Criteria apply to inventory containers, outbound containers, and VCPs intended for pass-through operation.

[***]

IVC and OBC Compatibility

Contractor expects a single type of IVC and a single type of OBC to be used in the system. In the future, the system is capable of handling multiple sizes of IVCs and OBCs, given appropriate support [***]

VCP Compatibility.

VCPs that do not meet the minimum dimension requirements, or have unusual packaging features that make them incompatible with [***] transport [***] must be transported by placing them in totes when they are inducted into the system by a Team Member. [***] VCPs will be transported in totes or trays in order to reduce possible compatibility issues which may occur even when VCPs are boxes as they may shift during transport (depending on size). Contractor shall be part of the approval process of any totes or trays used to transport VCPs to ensure compatibility. [***] Contractor will evaluate VCP compatibility with FlexBot transport and make recommendations for future designs.

Open Top Containers

Open top containers intended for use in the system must satisfy additional requirements.

[***]

SKU Compatibility

AutoPicks are capable of handling SKUs that satisfy the following weight and dimension criteria:

AutoPick SKU Compatibility Criteria
Minimum Weight	[***]
Maximum Weight	[***]
Minimum Dimensions *	[***]
Maximum Dimensions *	[***]

[***]

There is an interdependence between the size of the SKUs and the dimensions of the OBCs, IVCs, and VCPs Choices made in one of these areas impact choices and capabilities in other areas. Contractor would be included in firm engineering discussions of these choices so that Contractor can help Target to optimize choices, constraints, etc.

SKU dimensioning and weight specifications are general guidelines. [***] As another example, small glass items may be within the general guidelines but still be items that Target would like handled manually.

[***]

The [***] are conservative bounds for a deployment [***]. These compatibility criteria may loosen (e.g. increased maximum weight) as the system learns about Target SKUs.

Throughput and Labor Assumptions

Operation	Component	Team Members	Machine Potential *	Effective Throughput **	Units
Pick Each (automated)	AutoPick	[***]	[***]	[***]	[***]
Pick Each (manual)	ManualPick	[***]	[***]	[***]	[***]
Induct IVC, VCP, or Empty OBC	FlexFeed	[***]	[***]	[***]	[***]
Discharge IVC	FlexFeed	[***]	[***]	[***]	[***]
Build Cart	FlexFeed	[***]	[***]	[***]	[***]

* Machine potential refers to the maximum instantaneous rate at which the station can operate, when its queues are full and it is fed with a continuous supply of containers. Component machine potential values are only provided for reference; Contractor designs stations to optimize effective throughput, since that is what drives system scale.

** Effective throughput is the average rate at which the station is expected to perform over a day, which is de-rated to account for Team Member productivity, system utilization, startup and shutdown transients, operational maintenance, and demand fluctuation. [***]

These effective throughput estimates are based on a nominal throughput degraded by expected productivity:

●	[***] This effective throughput was down-rated to compensate for demand fluctuation, including that caused by Team Member breaks and shift changes.

[***]

Appendix I

Training Requirements

Contractor will collaborate with Target to organize and create training material that meets Target’s prescribed requirements. Training will be provided by Contractor during the term of the Project Agreement without additional charge.

Operator

At a minimum, Contractor will provide the following initial Operator training program to Target without additional charge. Training will occur at mutually agreed upon times and locations.

Class	Topics Covered
Operator Training	● System Overview ● Concept of Operations ● Manual Pick Operation ● FlexFeed Induction Operations ● FlexFeed Discharge Operations ● Exception Handling ● Personnel and System Safety ● Fault Response

Solution Management and Maintenance

Training for functions that Contractor will perform during the first six months of operation (Startup/Shutdown, Maintenance, etc.) is offered in order to get feedback from Target that will allow Contractor to enhance future training materials. Training will occur at mutually agreed upon times and locations. At a minimum, Contractor will provide the following training.

Class	Topics Covered
System Management & Maintenance Training	● System Startup/Shutdown ● Fault Handling ● Maintenance Routines o Daily o Weekly o Monthly o Quarterly ● FRU failure modes and spares strategy ● Getting Contractor involved

Appendix J

[***]

Appendix K

Compensation and Payment Schedule

Compensation for Goods, Software and Services
Proprietary [***] Stations	[***]
Proprietary [***] Software, [***]	[***]
Proprietary [***], Shelves, [***]	[***]
1 year of 24/7 Support Services	[***]
Spare Parts	[***]
Total	[***]

Software Subscription Pricing
Annual Software Update & Learning Feature Subscription Fee (July 10, 2019 – July 9, 2020)*	[***]

* [***]

	Milestone	Balance Subject to Milestone Attainment
Pre-Spend	PO issued 12/22/2017	[***]
[***]	Agreement Signed and Purchase Order Received	[***]
[***]	Design Review Workshop	[***]
[***]	First Shipment of equipment to customer facility for first pick	[***]
[***]	Full Scale Live 1st Ship	[***]
[***]	Final Acceptance	[***]